Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Registration Statement File Nos. 33-52945, 33-32527, 33-44855, 33-48167,
33-51447, 2-86945, 2-57646, 33-11117, 33-38133 and 33-50438.

                                 /s/ Arthur Andersen LLP

                                 ARTHUR ANDERSEN LLP

New York, New York,
 February 28, 1995